CAUSE NO. 11259

QUEST OIL CORPORATION     § IN THE DISTRICT COURT OF
§
Plaintiff             §
§
v.	§	GILLESPIE COUNTY, TEXAS
§
JOSEPH F. WALLEN AND B&B OIL, INC.   §
§
Defendants     § 216th JUDICIAL DISTRICT

TEMPORARY RESTRAINING ORDER

Plaintiff Quest Oil Corporation has filed a Verified Application for Temporary Restraining Order, Injunctive Relief, and Original Petition and, in connection therewith, has presented a request for a temporary restraining order. The Court finds there is evidence that harm is imminent to Plaintiff and that, unless Defendants Joseph F. Wallen and B&B Oil, Inc. are immediately restrained and if the Court does not issue the temporary restraining order, Plaintiff will be irreparably injured because any monetary judgment Plaintiff might obtain against Defendants will be ineffectual to remedy the harm caused and the business, relationships, and reputation of Plaintiff will be substantially and irreparably damaged due to Defendants’ solicitation of Plaintiff’s customers, lessors or any person or entity Plaintiff is in contract with, encouragement of such individuals or entities to terminate or otherwise alter their relationship with Plaintiff, and interference with Plaintiff’s existing contracts.

An ex parte order, without notice to Defendants Joseph F. Wallen and B&B Oil, Inc., is allowed and necessary because there was not enough time to provide notice to Defendants, hold a hearing, and issue a restraining order before the irreparable injury, loss, or damage occurs.

IT IS, THEREFORE, ORDERED that Joseph F. Wallen and B&B Oil, Inc. (and any and all persons working on their behalf or at their direction), Defendants in this cause, be, and hereby are, commanded forthwith to desist and refrain from taking any of the following actions: 1) contacting, by any manner or method, soliciting or encouraging any present or future customer, supplier, contractor, partner or investor of Quest Oil Corporation to terminate or otherwise alter their relationship with Quest Oil Corporation; 2) interfering with any of Quest Oil Corporation’s existing contracts; and 3) taking any action which would in any way affect the current status of the civil conspiracy alleged from the date of entry of this order until and to the fourteenth day after entry or until further order of this Court.

IT IS FURTHER ORDERED that the clerk issue notice to Defendants Joseph F. Wallen and B&B Oil, Inc. that the hearing on Plaintiff’s application for temporary injunction is set for March 23, 2007 at 9:00 a.m. The purpose of the hearing shall be to determine whether this temporary restraining order should be made a temporary injunction pending a full trial on the merits.

IT IS FURTHER ORDERED that bond is set at $1000.00.

SIGNED on this 14th day of March, 2007 at 2:00 p.m.

____________________________________
JUDGE PRESIDING